                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted)
[X] Definitive Proxy Statement by Rule 14a-6(e)(2)
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant toss.240.14a-12


FRISBY TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
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(2) Aggregate number of securities to which transaction applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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(4) Proposed maximum aggregate value of transaction:
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(5) Total fee paid:
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[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
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(2) Form, Schedule or Registration Statement No.:
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(4) Date Filed:
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

[FRISBY TECHNOLOGIES Letterhead]


June 29, 2001



Dear Frisby Technologies Stockholder:

         You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Frisby Technologies, Inc., which will be held on July 31, 2001 at 10:00 a.m. at the Greensboro Airport Marriott Hotel in Greensboro, North Carolina.

         The major items of business, as outlined in the following Notice of Annual Meeting of Stockholders and Proxy Statement, will be the election of the directors and the ratification of the appointment of Ernst & Young LLP as independent auditors for 2001.

         Whether you plan to come to the Annual Meeting or not, your representation and vote are important and your shares should be voted. Please complete, date, sign and return the enclosed proxy card promptly.

         We look forward to seeing you at the meeting.



Very truly yours,

/s/ Gregory S. Frisby

Gregory S. Frisby
Chairman of the Board
and Chief Executive Officer

                            FRISBY TECHNOLOGIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 31, 2001

Dear Stockholder:

         You are cordially invited to attend the 2001 Annual Meeting of Stockholders (together with any adjournment thereof, the "Annual Meeting") of Frisby Technologies, Inc. (the "Company" or "Frisby") which will be held on Tuesday, July 31, 2001 at the Greensboro Airport Marriott, One Marriott Drive, Greensboro, North Carolina at 10:00 a.m.

         At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

         1. Election of five Directors to hold office for one-year terms and until their successors are duly elected and qualified;

         2. Ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2001; and

         3.       Any other business that may properly come before the Annual
                  Meeting.

         Only stockholders of record at the close of business on the record date of June 12, 2001 are entitled to vote their shares at the Annual Meeting. It is important that your shares of Common Stock be represented at the Annual Meeting so that the presence of a quorum can be assured.

         Your vote is important. A proxy card is enclosed for the convenience of those stockholders who do not plan to attend the Annual Meeting in person but desire to have their shares voted. If you do not plan to attend the Annual Meeting, please complete and return the proxy card in the envelope provided for that purpose. If you return your card and later decide to attend the Annual Meeting in person or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.

                                        By Order of the Board of Directors

                                        /s/ Gregory S. Frisby

                                        Gregory S. Frisby
                                        Chairman of the Board
                                        and Chief Executive Officer

Winston-Salem, North Carolina
June 29, 2001

                            FRISBY TECHNOLOGIES, INC.
                           3195 CENTRE PARK BOULEVARD
                       WINSTON-SALEM, NORTH CAROLINA 27107


                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 31, 2001


                                     GENERAL

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Frisby Technologies, Inc. (the "Company" or "Frisby") for use at the Company's Annual Meeting of Stockholders and any adjournment thereof (the "Annual Meeting" or the "meeting") to be held on July 31, 2001 at the Greensboro Airport Marriott, One Marriott Drive, Greensboro, North Carolina at 10:00 a.m. This proxy statement and the accompanying materials are being mailed to the Company's stockholders beginning on or about June 29, 2001.

         This solicitation is being made by mail and may be made in person or by fax, telephone or Internet by the Company's officers or employees. The Company will pay all expenses incurred in this solicitation. Frisby will request banks, brokerage houses and other institutions, nominees and fiduciaries to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse these parties for their reasonable expenses in forwarding proxy materials to beneficial owners.

         The accompanying proxy is for use at the meeting if a stockholder either will be unable to attend in person or will attend but wishes to vote by proxy. The proxy may be revoked by the stockholder at any time before it is exercised by filing with Frisby's corporate secretary an instrument revoking it, filing a duly executed proxy bearing a later date or by attending the meeting and electing to vote in person. All shares of the Company's Common Stock (the "Common Stock") represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. IF NO SPECIFICATION IS MADE, THE PROXIES WILL BE VOTED IN FAVOR OF ELECTING THE FIVE NOMINEES FOR DIRECTOR NAMED HEREIN (OR THEIR SUBSTITUTES) FOR ONE-YEAR TERMS EXPIRING IN 2002 AND IN FAVOR OF RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

         The presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date constitutes a quorum for purposes of conducting business at the meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting. Abstentions and shares that are withheld as to voting with respect to one or more of the nominees for director will be counted in determining the existence of a quorum, but shares held by a broker, as nominee, and not voted on any matter will not be counted for such purpose.

         June 12, 2001 has been fixed as the record date for determining holders of Common Stock entitled to notice of and to vote at the meeting. Each share of our Common Stock issued and outstanding on June 12, 2001 is entitled to one vote on all proposals at the meeting, except that shares the Company holds in a fiduciary capacity may only be voted in accordance with the instruments creating the fiduciary capacity. Holders of shares of Common Stock vote together as a voting group on all proposals. At the close of business on June 12, 2001, there were 7,150,424 shares of the Company's Common Stock outstanding and entitled to vote.

         Assuming the existence of a quorum at the Annual Meeting, the vote required to approve each proposal is set forth below:

o        Proposal 1, "Election of Directors"            A plurality of the votes cast by the holders
                                                        of shares of Common Stock;

o        Proposal 2, "Ratification of Appointment       Affirmative vote of holders of a majority of
         of Auditors" and all other matters to come     shares of Common Stock, present in person or
         before the Annual Meeting                      represented by proxy and entitled to vote at
                                                        the Annual Meeting.

         Because abstentions with respect to any matter are treated as shares present in person or represented by proxy and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions will have the same effect as negative votes for Proposal 2 but will have no effect on Proposal 1. Non-votes by banks, brokerage houses, custodians, nominees and other fiduciaries and shares as to which proxy authority has been withheld with respect to any matter will be counted for the purpose of determining whether a quorum is present but will not be included for purposes of determining whether stockholder approval of that matter has been obtained.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Under Frisby's bylaws, the Board of Directors consists of at least three members, as determined by the Board from time to time. The Board has determined that the number of Directors within the range shall be six, as to which there is currently one vacancy caused by Mr. Domenico DeSole's decision not to stand for re-election. Currently, a replacement has not been found to fill the vacancy. Assuming the election of the remaining nominees for Director named in the proxy statement, there will be one vacancy that the Board intends to fill, pursuant to Frisby's bylaws, following identification of qualified nominees. Proxies will not be voted for a greater number of persons than the number of nominees named. Directors are elected annually to serve for one-year terms and until their successors are duly elected and qualified. Each nominee presently serves as Director and has consented to being named in the proxy statement and to serve if elected. The Company intends that the proxyholders named in the accompanying form of proxy will vote to elect the five nominees listed below as Directors, unless the authority to vote is withheld. Although the Company expects that each of the nominees will be available for election, if any vacancy in the slate of nominees occurs, Frisby expects that shares of Common Stock represented by proxies will be voted for the election of a substitute nominee or nominees recommended by the Board of Directors (or to reduce the number of persons to be elected by the number of individuals unable to serve).

INFORMATION CONCERNING NOMINEES FOR ELECTION

         Certain information as to each of the nominees for election as Director is set forth below. The information appearing below and certain information regarding beneficial ownership of securities by such nominees contained in this proxy statement has been furnished to the Company by the nominees.

         The nominees for Directors of the Company, their ages and professional backgrounds, are as follows:

NAME                          AGE          POSITION
----                          ---          --------

Gregory S. Frisby             42           Chairman of the Board of Directors;
                                           Chief Executive Officer

Duncan R. Russell             52           Director;
                                           President and Chief Operating Officer

Jeffry D. Frisby              45           Director

Pietro A. Motta               63           Director

Robert C. Grayson             56           Director

          Gregory S. Frisby has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since its inception in 1989. From 1991 to 1997, Mr. Frisby was also the Chief Executive Officer of Frisby Aerospace, a developer of hydraulic sub-systems for the aerospace industry. Mr. Frisby has also served on various boards, advisory panels and task forces on technology, capital, growth and privatization issues at the regional, state and federal levels. Frisby has received numerous business and industry honors including the Entrepreneur of the Year Award in New York and North Carolina and has recently been named as one of Sports Trend magazines' 'ST25', a list of the sporting goods industry leaders likely to have a significant impact in 2001. He received his Bachelor of Science degree in Business Administration from Wake Forest University in 1981. Gregory S. Frisby and Jeffry D. Frisby are brothers.

         Duncan R. Russell became the President and Chief Operating Officer and a member of the Company's Board of Directors in June 2000. He had served as the Vice President of Sales and Marketing of the Company from April 1999 until June 2000 and as the Director of Global Brand Strategy since December 1998. Mr. Russell, who was employed by 3M Company from 1973 to 1998, most recently as Marketing Operations and International Manager of the Insulation Products division, helped lead a doubling of 3M's Thinsulate(TM) brand sales since 1991. He is also the holder of two U.S. and international patents for insulating products. He received his Bachelor of Science degree in Business Administration from Northeastern University in 1972 and MBA from Hofstra University in 1980.

         Jeffry D. Frisby has served as a director of the Company since 1997. From 1986 to the present, Jeffry D. Frisby has been the president of Frisby Aerospace, a Triumph Group Company engaged in the business of developing hydraulic sub-systems for the aerospace industry. Mr. Frisby also serves on the Board of Visitors of the Calloway School of Business and Accountancy at Wake Forest University, and is a past member of the Industrial Advisory Board of the American Society of Mechanical Engineers. He received his Bachelor of Science degree in Business Administration from Wake Forest University in 1977. Jeffry D. Frisby and Gregory S. Frisby are brothers.

         Pietro A. Motta has served as a director of the Company since 1998. Since 1984, he has provided independent legal and financial advisory services for corporate transactions to private financial, industrial and real estate groups in his capacity as advisor of Pizelli, Falck & Biscom (Italy) and Bovis Lend Lease (U.K.). He recently retired as a director of SMEF, the investment-banking unit of Compagnie Monegasque de Banque, and as an international advisor to HSBC Investment Banking of Hong Kong & Shanghai Bank. Mr. Motta received his Bachelors degree from Collegio San Carlo & Liceo Manzoni in 1956 and his Juris Doctor degree from Universita degli Studi di Milano in 1960.

         Robert C. Grayson has served as a director of the Company since 1998. Since 1993, Mr. Grayson has been the president of Robert C. Grayson and Associates, Inc., a Connecticut-based management-consulting firm, and is also a vice-chairman of BerglassGrayson, LLC, a New York-based executive search firm. Mr. Grayson also served as a vice-chairman of Tommy Hilfiger Corporation from 1992 to 1996 and held several senior executive positions with The Limited, Inc. from 1970 to 1992. Mr. Grayson currently serves on the boards of directors of Ann Taylor, Inc. and Kenneth Cole Productions, Inc. Mr. Grayson received an undergraduate degree in Economics from Indiana University in 1967.

         THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED HEREIN. PROXIES WILL BE VOTED FOR THE NOMINEES NOMINATED BY THE BOARD OF DIRECTORS UNLESS INSTRUCTIONS ARE GIVEN TO THE CONTRARY.

            ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has a standing Compensation Committee and Audit Committee. The Board does not have a nominating committee, and the Board performs the functions that such committee would otherwise perform. Stockholders may nominate candidates for election to the Board, provided that written notice of intent to make such nomination is submitted in accordance with applicable procedures. See "Stockholder Proposals," below.

         The Compensation Committee currently consists of Messrs. Grayson (Chair), Motta, DeSole and Jeffry Frisby. The Compensation Committee establishes the salary and incentive compensation for the Company's Chief Executive Officer and, based on recommendations from the Chief Executive Officer and the President and Chief Operating Officer, for each of the Company's other executive officers and key employees. The Compensation

Committee also administers the Company's employee stock incentive plans, subject to Board approval of stock-based awards granted to officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee currently consists of Messrs. Motta (Chair), DeSole and Jeffry Frisby. The Audit Committee makes recommendations to the Board of Directors concerning the Company's independent accountants, reviews the results and scope of the audit and other accounting-related services, and reviews and evaluates the Company's internal control functions.

MEETINGS

         The Board of Directors held seven meetings during fiscal year 2000. The Compensation Committee held one meeting and the Audit Committee held four meetings in fiscal year 2000. All members of the Board of Directors attended at least 75% of the aggregate of all of the meetings of the Board of Directors and of each committee on which such member served during fiscal year 2000 except for Mr. Domenico DeSole.

DIRECTOR COMPENSATION

         Directors of the Company currently receive no cash fees or retainers for service on the Board of Directors. Each non-employee Director receives an annual option grant for 7,500 shares of Common Stock. The options have an option price equal to the fair market value of the Common Stock at the time of grant, have an option term of five to ten years and vest fully on the first anniversary date of the grant. Members of the Board who are employees of the Company are not eligible for the annual option grants. Directors also are reimbursed for reasonable expenses incurred in connection with attendance at meetings of the Board and Board committees. In addition, in 2001 the Company paid Pietro A. Motta, a Director, $25,000 for certain advisory services provided to the Company and $25,000 for legal and other advisory services provided to MUSI Investments, S.A. in connection with its loan to the Company, which is described in more detail in the section entitled "Certain Transactions".

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors is comprised of three directors, a majority of whom are considered independent under applicable Nasdaq standards. The Committee operates under a written charter adopted by the Board in December 1998 and amended and restated effective May 2000. A copy of the Audit Committee charter is attached to this proxy statement as Appendix A.

         As noted above, the primary purpose of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. The Audit Committee annually reviews and recommends to the Board the selection of the Company's independent accountants, subject to stockholder ratification.

         Management is responsible for preparing the Company's financial statements. The independent accountants are responsible for performing an independent audit of the Company's audited financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

         In this context, the Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Committee also has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Company's independent accountants also provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountant's that firm's independence.

         Based on the above discussions and review with management and the independent accountants, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 for filing with the Commission.

         Respectfully submitted by the Audit Committee of the Board of
Directors:

AUDIT COMMITTEE

Pietro A. Motta (Chair)
Domenico DeSole
Jeffry D. Frisby


                    INFORMATION CONCERNING EXECUTIVE OFFICERS

         Certain information as to executive officers of the Company not identified above is set forth below. Executive officers are appointed by and serve at the pleasure of the Board. The information appearing below and certain information regarding beneficial ownership of securities by such executive officers contained in this proxy statement has been furnished to the Company by the executive officers.

         Douglas J. McCrosson, 38, has been the Vice President - Business Development and Secretary of the Company since 1997. Mr. McCrosson became the Vice President of Technical Operations of the Company in 1997 and, from 1996 through 1997, he served as the Group Director responsible for all of the Company's thermal product development programs. He serves on the board of managers of Schoeller Frisby Technologies GmbH, a joint venture controlled by the Company, and he is on the board of directors of LIFT and ADDAPT, two not-for-profit organizations engaged in providing technology-based companies with engineering and business development services. Mr. McCrosson received his Bachelor of Science degree in Mechanical Engineering from the State University of New York at Buffalo in 1984 and his Masters of Science degree in Management from Polytechnic University in 1990.

         John L. Ruggiero, 51, has been the Chief Financial Officer and Treasurer of the Company since November 2000 and also serves as the Treasurer of Schoeller Frisby Technologies GmbH. He previously served as a senior financial executive for publicly traded and private companies in the direct marketing, publishing, distribution and manufacturing industries. From 1998 to 2000, Mr. Ruggiero was the vice president and chief financial officer for g. Neil Companies, a catalog marketer of human resource-related tools and materials. From 1996 until 1998, he was chief financial and administrative officer of McKenzie Sports Products Inc., a leading manufacturer and marketer of foam products for the sporting goods industry. He also was employed for 17 years at Grolier Inc., a global publisher and direct marketer of children's books, reference materials and interactive products, most recently as the vice president of finance and administration of its direct marketing group. He received his bachelor's degree in Public Accounting from Hofstra University in 1972 and is a Certified Public Accountant.



                             EXECUTIVE COMPENSATION

         The table below sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to each of the Company's most highly compensated executive officers of the Company whose aggregate cash compensation exceeded $100,000 (collectively, the "Named Executives") during the three fiscal years ended December 31, 2000, 1999 and 1998:

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION              ALL OTHER
                                                       ANNUAL COMPENSATION            AWARDS            COMPENSATION($)(1)
                                                 ------------------------------  -----------------      ------------------
                                                                 Other Annual    Shares Underlying
Name and Principal Position        Year          Salary ($)     Compensation($)      Options(#)
---------------------------        ----          ----------     ---------------  -----------------
Gregory S. Frisby                  2000           $210,000             --                54,000                  $5,122
   Chief Executive Officer;        1999            220,000             --                  --                     4,800
   Chairman of the Board           1998            200,000             --                  --                     4,400


Duncan R. Russell                  2000           $126,200             --               276,000                     --
   President;                      1999            115,000         $46,900(2)             6,000                     --
   Chief Operating Officer         1998              9,500(3)          --                20,000                     --

 Douglas J. McCrosson              2000           $ 96,200             --                16,000                  $2,907
   Vice President-Market           1999             96,200             --                15,000                   3,030
   Development; Secretary          1998             88,400             --                40,000                   2,800


John L. Ruggiero                   2000           $ 17,500(3)          --                60,000                     --
   Chief Financial Officer;        1999               --               --                  --                       --
   Treasurer                       1998               --               --                  --                       --

(1)      Represents Company contributions under the Company's 401(k) plan.

(2) Amount represents a signing bonus, an allowance to cover moving and relocation related expenses and tax expenses related to same.

(3)      Amounts represent salary for a partial year.

         The following table sets forth information regarding grants of stock options to the Named Executives during fiscal year 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR

                              NUMBER OF           % OF
                             SECURITIES       TOTAL OPTIONS
                             UNDERLYING        GRANTED TO         EXERCISE
                               OPTIONS        EMPLOYEES IN        PRICE PER
           NAME             GRANTED(#)(1)      FISCAL YEAR       SHARE($/SH)     EXPIRATION DATE
                          -------------------------------------------------------------------------

 Gregory S. Frisby             44,000             8.2%               $4.75         01/06/2010
                               10,000             1.9%               $4.50         06/29/2010

 Duncan R. Russell             16,000             3.0%               $4.75         01/06/2010
                               10,000             1.9%               $4.50         06/29/2010
                              250,000            46.7%               $4.94         05/25/2010

 Douglas J. McCrosson          16,000             3.0%               $4.75         01/06/2010

 John L. Ruggiero              60,000            11.2%               $3.875        11/10/2010

(1) These options have a term of 10 years, are intended to be incentive stock options and have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options generally vest over a period of three to four years.

         The following table sets forth information concerning options for Common Stock exercised by each of the Named Executives during fiscal year 2000, and the value of options held by each at the end of 2000.


   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

                                                                 NUMBER OF
                                                           SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                          SHARES                            AT FISCAL YEAR-END(#)        AT FISCAL YEAR-END($)(2)
                       ACQUIRED ON         VALUE        ----------------------------   ---------------------------
       NAME           EXERCISE(#)(1)   REALIZED($)(1)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
       ----           --------------   --------------   -----------    -------------   -----------   -------------
Gregory S. Frisby             --             --             11,000         43,000           $ 0           $0

Duncan R. Russell             --             --             14,500        287,500           $ 0           $0

Douglas J. McCrosson          --             --             51,500         19,500           $ 0           $0

John L. Ruggiero              --             --             15,000         45,000           $ 0           $0

(1) None of the Named Executives exercised options during the last fiscal year.

(2) Calculated by determining the difference between the option price and the market value of the Common Stock at fiscal year-end.

EMPLOYMENT AGREEMENTS

         Effective January 1, 1998, the Company entered into an employment agreement with Gregory S. Frisby (the "Frisby Employment Agreement"), pursuant to which the Company will employ Gregory S. Frisby until December 31, 2002, unless sooner terminated for death, physical or mental incapacity or cause. The Frisby Employment Agreement, as amended in May 2000, provides for a base salary of $200,000 per year for the remainder of the agreement, a bonus equal to two (2%) percent of the Company's pre-tax profits (if any), an automobile allowance of $400 per month (which Mr. Frisby voluntarily declined as of August 2000) and five weeks paid vacation each year.

         If the Frisby Employment Agreement is terminated early for death or physical or mental incapacity by the Company, the Company will pay Gregory S. Frisby or his estate any accrued but unpaid salary, bonus, vacation pay, expense reimbursements and benefits due to him as a former employee of the Company pursuant to any of the Company's benefit plans, and he or his estate shall continue to receive his then current salary for a period of three months (or a shorter period ending when disability insurance payments under the Company's disability insurance policy are at least 60% of his then current salary).

         If following 30 days notice, the Company terminates Gregory S. Frisby for cause, he shall be entitled only to accrued but unpaid salary and benefits (excluding any declared but unpaid bonus). "Cause" is defined under the Frisby Employment Agreement to include: (1) any act of fraud or embezzlement by Mr. Frisby in respect of the Company or its funds, properties or assets; (2) his conviction of a felony under the laws of the United States or any state thereof unless such acts were committed with the knowledge and approval of the Company's independent members of the Board of Directors and counsel in the reasonable, good faith belief that such actions were in the best interests of the Company and its stockholders and would not violate criminal law; (3) his willful misconduct or gross negligence in connection with the performance of his duties that has caused or is highly likely to cause a material adverse effect to the Company's business or its results of operations; or (4) his intentional dishonesty in the performance of his duties which has a material adverse effect on the Company.

         The Company may terminate the Frisby Employment Agreement without cause following 30 days notice. Additionally, Gregory S. Frisby may terminate the Frisby Employment Agreement if the Company has materially breached the Frisby Employment Agreement and such breach continues for 30 days after notice by Gregory S. Frisby or five days after notice of any subsequent breach. If the Frisby Employment Agreement is terminated pursuant to this paragraph, Gregory S. Frisby will be entitled to any reimbursements due to him, any benefits due to him as a former employee of the Company and receipt of his then current salary through December 31, 2002.

         If the Company does not elect to renew or extend Gregory S. Frisby's employment arrangement after December 31, 2002, Mr. Frisby will be entitled to a severance payment equal to one year of his then current salary. However, the Company will not be liable for any payments under this paragraph if the Company offers to extend the Frisby Employment Agreement for a period of at least three years on terms at least as favorable to Gregory S. Frisby as those in the Frisby Employment Agreement but no agreement is reached.

         Additionally, pursuant to the Frisby Employment Agreement, Gregory S. Frisby has agreed (1) both during his employment and for a period of three years after his employment not to disclose or misappropriate confidential information of the Company; (2) to disclose and upon request convey to the Company any intellectual property originated by him during his employment by the Company or one year thereafter, or with the Company's time, material or funds and (3) not to compete (as defined in the agreement) with the Company for a period of 12 months from the termination or expiration of the Frisby Employment Agreement or such shorter time as may be determined by the Board of Directors, provided that the Company shall pay to him monthly during such period an amount equal to the aggregate of his base salary (as in effect as of the termination or expiration of the Frisby Employment Agreement), benefits and bonus unless he has received certain severance payments otherwise due him.

         Effective January 1, 1998, the Company entered into an employment agreement with Douglas J. McCrosson (the "McCrosson Employment Agreement"), pursuant to which the Company agreed to employ Mr. McCrosson until December 31, 2000, unless sooner terminated for death, physical or mental incapacity or cause. The McCrosson Employment Agreement terminated on December 31, 2000 in accordance with its terms. Under the McCrosson Employment Agreement, the Company agreed to pay Mr. McCrosson a base salary of $88,400 for 1998, $96,200 for 1999 and $105,300 for the year 2000 (which the parties agreed would be adjusted to $96,200 for 2000), an automobile allowance of $400 per month and three weeks paid vacation each year, as well as certain additional payments under certain circumstances. The McCrosson Employment Agreement also contained (1) a non-competition provision precluding Mr. McCrosson from competing with the Company for a period of three years from the date of termination of his employment; (2) a non-disclosure and confidentiality provision; and (3) a non-interference provision prohibiting interference with the Company's relationship with its strategic partners, customers or employees.

                       BENEFICIAL OWNERSHIP OF DIRECTORS,
                EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

         The table below sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of June 12, 2001 by (1) each of the Company's Directors; (2) each of the Company's Named Executives; (3) each person known to the Company to own beneficially more than five percent of the outstanding shares of Common Stock; and (4) all Executive Officers and Directors of the Company as a group.

DIRECTORS, NAMED EXECUTIVES      AMOUNT AND NATURE OF          PERCENTAGE OF
AND 5% STOCKHOLDERS            BENEFICIAL OWNERSHIP (1)    BENEFICIAL OWNERSHIP
-------------------            ------------------------    --------------------

Gregory S. Frisby                    2,909,286 (2)                 39.7%

Jeffry D. Frisby                     1,426,643 (3)                 19.5%

Duncan R. Russell                      171,643 (4)                  2.3%

DIRECTORS, NAMED EXECUTIVES      AMOUNT AND NATURE OF          PERCENTAGE OF
AND 5% STOCKHOLDERS            BENEFICIAL OWNERSHIP (1)    BENEFICIAL OWNERSHIP
-------------------            ------------------------    --------------------
Pietro A. Motta                        22,500 (5)                    *

Domenico DeSole                        22,500 (6)                    *

Robert C. Grayson                     142,500 (7)                  1.9%

Luca Bassani Antivari               2,430,827 (8)                 33.2%

MUSI Investments, S.A.              2,403,827 (8)                 32.8%

Jean Moore                            594,500 (9)                  8.1%

Douglas J. McCrosson                   64,050 (10)                   *

John L. Ruggiero                       15,625 (11)                   *

All executive officers and
directors as a group (8 persons)    3,348,104                     45.7%


* Indicates less than one (1%) percent beneficial ownership.

(1) Beneficial ownership is determined in accordance with the rules of the SEC and is based upon filings made by such persons with the SEC and upon information provided to the Company. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of June 12, 2001 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and as provided pursuant to applicable community property laws, the stockholders named in the table have sole voting and investment power with respect to the shares set forth opposite each stockholder's name.

(2) Includes 1,426,643 shares of the Company's Common Stock owned of record by Jeffry D. Frisby with respect to which Gregory S. Frisby has been granted voting rights but no dispositive power pursuant to a Stockholders Agreement between Gregory S. Frisby and Jeffry D. Frisby. Also includes, with respect to Gregory Frisby, 35,500 shares of Common Stock issuable upon the exercise of stock options and 1,447,143 shares of Common Stock owned of record by Mr. Gregory S. Frisby. Gregory Frisby's address is 3195 Centre Park Boulevard, Winston-Salem, North Carolina 27107.

(3) Mr. Jeffry Frisby's address is 4520 Hampton Rd., Clemmons, North Carolina 27012. See also footnote 2, above.

(4) Includes 38,143 shares of Common Stock owned of record by Mr. Russell, 96,000 shares of Common Stock issuable upon the exercise of stock options and 37,500 shares of Common Stock issuable upon the exercise of warrants. Mr. Russell's address is 3195 Centre Park Boulevard, Winston-Salem, North Carolina 27107.

(5) Includes 22,500 shares of Common Stock issuable upon the exercise of stock options. Mr. Motta's address is Via Donizetti 20, Milano, Italy 20121.

(6) Includes 22,500 shares of Common Stock issuable upon the exercise of stock options. Mr. DeSole's address is Gucci Group NV, 4 Grafton Street, London, UK W1X-3LB.

(7) Includes 110,000 shares of Common Stock issuable upon the exercise of warrants. The warrants are exercisable by GGC, Inc., a corporation of which Mr. Grayson is the president and 90% stockholder. Also includes 10,000 shares of Common Stock owned of record by Mr. Grayson and 22,500 shares of Common

         Stock issuable upon the exercise of stock options held by Mr. Grayson. Mr. Grayson's address is One Lafayette Place, Greenwich, Connecticut 06830.

(8) With respect to Luca Bassani Antivari, amount includes 27,000 shares owned indirectly through an affiliated entity, and, with respect to both Luca Bassani Antivari and MUSI Investments, S.A. ("MUSI"), amount includes 2,403,827 shares of Common Stock and warrants to purchase shares of Common Stock. Such shares and warrants are owned directly by MUSI, which is an investment company in which Luca Bassani Antivari has a majority interest. The address of Luca Bassani Antivari and MUSI is 231 Val des Bons Malades, L-2121 Luxembourg-Kirchberg.

(9) Includes amounts held directly and indirectly by Ms. Moore. Ms. Moore's address is 555 13th Street, NW, Washington, DC 20004.

(10) Includes 800 shares of Common Stock owned of record by Mr. McCrosson and 63,250 shares of Common Stock issuable upon the exercise of stock options. Mr. McCrosson's address is 3195 Centre Park Boulevard, Winston-Salem, North Carolina 27107.

(11) Includes 15,625 shares of Common Stock issuable upon the exercise of stock options. Mr. Ruggiero's address is 3195 Centre Park Boulevard, Winston-Salem, North Carolina 27107.


                              CERTAIN TRANSACTIONS


         In May 2000, the Company entered into a $4,000,000 private placement equity transaction with an investor group, which included MUSI Investments, S.A. ("MUSI"). This transaction involved the issuance of units (each, a "Unit") consisting of one share of the Company's Common Stock and one five-year warrant to buy a share of Common Stock at an exercise price of $7.00 per share. The purchase price of this offering was $5.00 per Unit. MUSI purchased 550,000 Units at an aggregate purchase price of $2,750,000. Effective in December 2000, the Company issued to MUSI an additional 137,500 shares of Common Stock and corresponding warrants to purchase 137,500 shares of Common Stock to reflect an adjustment from $5.00 to $4.00 to the per Unit price and amended the warrants to reduce the exercise price from $7.00 to $6.00.

         In April 2001, the Company completed a private placement equity transaction pursuant to which it sold 700,000 Units at a price of $4.00 per Unit, consisting of one share of the Company's Common Stock and one five-year warrant to purchase a share of Common Stock at an exercise price of $6.00 per share. Duncan R. Russell, the Company's President and Chief Operating Officer, purchased 37,500 Units at an aggregate purchase price of $150,000.

         In February 2000, the Company entered into a $2,000,000 line of credit with Bank of America N.A. ("B of A") for working capital purposes. The original maturity date of the line of credit was extended from July 31, 2000 to September 30, 2000 and subsequently to December 31, 2000. Gregory S. Frisby, Chairman of the Board and Chief Executive Officer of the Company, and Jeffry D. Frisby, a Director of the Company, personally guaranteed repayment in full of the line of credit. The line was secured by substantially all of the Company's assets and originally accrued interest at the bank's prime rate plus 200 basis points. The credit agreement required the Company to meet a minimum tangible net worth covenant. In January 2001, the Company negotiated a further extension of the maturity date of the line of credit until June 30, 2001, subject to a revised borrowing limit of $1,500,0000 and a reduction in the applicable rate of interest to the bank's prime rate plus 25 basis points. The guarantees of Gregory S. Frisby and Jeffry D. Frisby remained in effect under the same terms. In connection with the extension of the maturity date of the line of credit until June 30, 2001, MUSI issued an irrevocable stand-by letter of credit in the principal amount of $1,500,000 naming B of A as the beneficiary. In the event that the letter of credit was drawn down, in whole or in part, MUSI had the right to convert the principal amount advanced by MUSI under the letter of credit, plus accrued unpaid interest, under the terms of the Unit Purchase Agreement between MUSI, the Company and other investors party thereto.

         On May 14, 2001, the Company executed a $1,500,000 term loan agreement with MUSI, the proceeds of which were used to repay the B of A credit facility in full. The agreement with MUSI is on terms and conditions comparable to those under the B of A credit facility, with the following key exceptions: (i) the MUSI loan is a term loan rather than a revolving line of credit; (ii) the MUSI loan bears interest at the prime rate plus 75 basis points and (iii) at any time on or prior to the maturity date of January 2, 2002, MUSI has the right to convert the outstanding principal balance and any accrued and unpaid interest due under the loan, or a portion thereof, into either (a) shares of Common Stock of the Company (with a conversion price of the higher of $1.12 or 85% of the 10-day trailing average closing price of the Company's Common Stock on the NASDAQ Stock Market on the date of conversion) provided that the MUSI loan may not convert into more than 1,417,959 shares of Common Stock of the Company in the aggregate or (b) units priced at $4.00, consisting of one share of Common Stock of the Company and a warrant to purchase one share of Common Stock of the Company at an exercise price of $6.00. The MUSI loan is secured by a pledge of 1,419,643 shares of the Common Stock of the Company owned by Gregory
S. Frisby and a limited guaranty by Gregory S. Frisby of up to $500,000 of the loan. The Company currently expects to grant Mr. Frisby a subordinated security interest on its assets to secure his obligations under the pledge and limited guaranty. In connection with the MUSI term loan, the MUSI stand-by letter of credit was terminated.


                                   PROPOSAL 2

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Audit Committee has recommended and the Board of Directors has approved the engagement of Ernst & Young LLP as the independent accountants of the Company for the fiscal year ending December 31, 2001. Ernst & Young, independent certified public accountants, served as the Company's principal accountant for the fiscal year ended December 31, 2000. A representative of Ernst & Young is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she chooses to do so. The representative also is expected to be available to respond to appropriate questions from stockholders.

         THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001. PROXIES WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT UNLESS A VOTE AGAINST THIS PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

                                   AUDIT FEES

         Aggregate fees billed the Company during 2000 by Ernst & Young for services rendered are set forth in the following table:

Type of Service                                                  Amount of Fee
---------------                                                  -------------
Audit Fees                                                           $65,500
Financial Information Systems Design and Implementation Fees              $0
All Other Fees                                                       $97,864


         The Audit Committee considered the compatibility of the non-audit services performed by and fees paid to Ernst & Young in fiscal 2000 and the proposed non-audit services and proposed fees for 2001 and determined that such services and fees were compatible with the independence of the auditors. During fiscal 2000, Ernst &Young did not utilize any leased personnel in connection with the audit.

                              STOCKHOLDER PROPOSALS

         Under regulations of the Commission, any stockholder desiring to make a proposal to be acted upon at the 2002 annual meeting of stockholders must present such proposal to the Company at its principal office in Winston-Salem, North Carolina by March 1, 2002 for the proposal to be considered for inclusion in the Company's proxy statement.

         Stockholder proposals which are not intended to be included in the proxy materials for the annual meeting must be submitted to the Company no later than May 15, 2002 and must be made in accordance with established procedures. Only business properly brought before an annual meeting may be subject to action at the meeting. The chairman of the meeting may refuse to consider any business that is not raised in accordance with these procedures. A proxy may confer discretionary authority to vote on any matter at an annual meeting if the Company does not receive proper notice of the matter within the timeframe described above.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under federal securities laws, directors, officers and beneficial owners of more than 10% of the Company's outstanding Common Stock are required to report their beneficial ownership of Common Stock and any changes in that ownership to the SEC. Specific dates for such reporting have been established and the Company is required to report any failure to file by the established dates during the last fiscal year. During the last fiscal year, to the Company's knowledge, the following directors, officers and principal stockholders failed to report the following transactions: (1) MUSI Investments, S.A. ("MUSI"), a principal stockholder, and Luca Bassani Antivari, also a principal stockholder of the Company and majority owner of MUSI, failed to report MUSI's acquisition of 550,000 shares of the Company's Common Stock and 550,000 warrants for shares of Common Stock in a private placement completed in May 2000 and the subsequent acquisition of 137,5000 shares of Common Stock and warrants for 137,5000 shares in December 2000 due to an adjustment in the terms of the May 2000 private placement; (2) Duncan Russell failed to file an initial ownership report following his appointment as a director and President and Chief Operating Officer in June 2000; and (3) John Ruggiero failed to file an initial ownership report following his appointment as Chief Financial Officer and Treasurer in November 2000.

                             ADDITIONAL INFORMATION

         UPON WRITTEN REQUEST BY A STOCKHOLDER OF RECORD ON JUNE 12, 2001, THE COMPANY WILL PROVIDE WITHOUT CHARGE AN ADDITIONAL COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2000. REQUESTS SHOULD BE DIRECTED TO JOHN L. RUGGIERO, CHIEF FINANCIAL OFFICER OF THE COMPANY AT 3195 CENTRE PARK BOULEVARD, WINSTON-SALEM, NORTH CAROLINA 27107.

                                  OTHER MATTERS

         As of the date of this proxy statement, the Board of Directors knows of no other business to come before the Annual Meeting for consideration by the Company's stockholders. If any other business properly comes before the meeting, the persons named as proxies in the accompanying proxy card will vote the shares represented by the proxy in accordance with their best judgment.

                                             By Order of the Board of Directors

                                             /s/ Douglas J. McCrosson

                                             Douglas J. McCrosson
                                             Secretary

Winston-Salem, North Carolina
June 29, 2001

                                                                      APPENDIX A

                           AUDIT COMMITTEE CHARTER OF
                            FRISBY TECHNOLOGIES, INC.

Organization

This charter governs the operations of the Audit Committee of the Board of Directors of Frisby Technologies, Inc. ("Frisby Technologies, Inc." or the "Company"). The Audit Committee shall review and reassess this charter at least annually and obtain the approval of the Board of Directors. The Audit Committee shall be appointed by the Board of Directors and shall comprise at least three directors, a majority of which are independent by the definitions of the National Association of Securities Dealers and the Securities and Exchange Commission. Members of the Audit Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Audit Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function (if applicable), the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board of Directors. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the committee, the independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of their activities. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Audit Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate.

o The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company's stockholders. The Audit Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Audit Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Audit Committee shall review and recommend to the Board of Directors the selection of the Company's independent auditors, subject to stockholders' approval.

o The Audit Committee shall discuss with the independent auditors the overall scope and plans for the audits, including the adequacy of staffing. Also, the Audit Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Audit Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

                           AUDIT COMMITTEE CHARTER OF
                            FRISBY TECHNOLOGIES, INC.
                                   (CONTINUED)


o The Audit Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the Audit Committee may represent the entire committee for the purposes of this review.

o The Audit Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

                                      PROXY

                            FRISBY TECHNOLOGIES, INC.
                           3195 Centre Park Boulevard
                             Winston-Salem, NC 27107

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder of Frisby Technologies, Inc. (the "Corporation") hereby appoints Gregory S. Frisby and Douglas J. McCrosson, or either of them, with full power to act alone, the true and lawful attorneys-in-fact ("Proxies") of the undersigned, with full power of substitution and revocation, and hereby authorizes him or them to represent and to vote, as designated below, all the shares of Common Stock of the Corporation held on record by the undersigned on June 12, 2001, at the Annual Meeting of Stockholders to be held on July 31, 2001 or any adjournment thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side.)

FOLD AND DETACH HERE

                            FRISBY TECHNOLOGIES, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY [X].

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING PROPOSALS:

1.   ELECTION OF DIRECTORS Nominees:      Gregory S. Frisby, Duncan R. Russell,
                                          Jeffry D. Frisby, Pietro A. Motta and
                                          Robert C. Grayson

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE FOLLOWING SPACE.)


-------------------------------------------------------------------------------
            FOR ALL NOMINEES LISTED                       WITHHOLD
             (EXCEPT AS MARKED TO                     AUTHORITY TO VOTE
              THE CONTRARY ABOVE)                     FOR ALL NOMINEES
                      [_]                                    [_]

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001:

                      FOR               AGAINST            ABSTAIN
                      [_]                 [_]                [_]

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Dated:                                                                   , 2001
       ------------------------------------------------------------------
Signature
          ---------------------------------------------------------------
Signature if held jointly
                          -----------------------------------------------

Please sign exactly as your name appears above. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE
YOUR VOTE IS IMPORTANT!
PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.